DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:Dynamic Biometric Systems, Inc.

2. Resident AgentName and Street Address:
L and R Service Company of Nevada, LLC
3993 Howard Hughes Parkway, Suite 600 Las Vegas  NEVADA 89109
Street Address                        City              Zip Code
(must be a Nevada Address where process may be served)
Optional Mailing Address City State Zip Code

3. Shares:
(number of sharescorporation authorized to issue
Number of shares with par value: 200,000,000 Par value: $.001
Number of shares without par value: -0-

4. Names & Addresses of Board of Directors/Trustees:
1.  Richard C. Kim
    Name
1021 E. Silverwood Drive Phoenix AZ    85048
Street Address           City    State Zip Code
2.  Michael S. Williams
    Name
13851 S. 37th Street Phoenix AZ    85048
Street Address       City    State Zip Code

3.  Lanny R. Lang
    Name
3536 E. Saltsage Drive Phoenix AZ    85048
Street Address         City    State Zip Code

5. Purpose: (optional-see instructions)
The purpose of this Corporation shall be: See attached.

6. Names, Address and Signature of Incorporator.
Lanny R. Lang         /s/ Lanny R. Lang
Name                  Signature
14647 S. 50th Street, Suite 130 Phoenix AZ    85044
Address                         City    State Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named corporation.
/s/ Von S. Heinz, on behalf of L and R Service Co             9/8/2005
 Authorized Signature of R. A. or On Behalf of R. A. Company  Date

This form must be accompanied by appropriate fees. See attached fee schedule. Nevada Secretary of State Form 78 ARTICLES.2003
Revised on: 09/29/03

ARTICLES OF INCORPORATION
OF
DYNAMIC BIOMETRIC SYSTEMS, INC.

ADDITIONAL INFORMATION

     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes.

     The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred ninety million (190,000,000) shares of common stock with a par value of one-tenth of one cent ($.001) per share and ten million (10,000,000) shares of preferred stock with a par value of one-tenth of one cent ($.001) per share, undesignated as to class, powers, designations, preferences, limitations, restrictions or relative rights. The board of directors of the Corporation is authorized to fix and determine any class or series of preferred stock and the number of shares of each class or series and to prescribe the powers, designations, preferences, limitations, restrictions and relative rights of any class or series established, all by resolution of the board of directors and in accordance with Section 78.1955 of the Nevada Revised Statutes, as the same may be amended and supplemented.

     The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the bylaws of this Corporation.

     The personal liability of the directors and officers of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Nevada Revised Statues and particularly Section 78.037.1 thereof, as the same may be amended and supplemented.

     The Corporation shall, to the fullest extent permitted by the provisions of
     Section 78.751 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified persons may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding such office, and shall continue as to persons who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation shall pay or otherwise advance all expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the indemnified officer or director undertakes to repay the amounts so advanced if a court of competent jurisdiction ultimately determines that such officer or director is not entitled to be indemnified by the Corporation. Nothing herein shall be construed to affect any rights to advancement of expenses to which personnel other than officers or directors of the Corporation may be entitled under any contract or otherwise by law.

     From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the shareholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.


Resident Agent:


DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:Dynamic Biometric Systems, Inc.

2. Resident AgentName and Street Address:
L and R Service Company of Nevada, LLC
3993 Howard Hughes Parkway, Suite 600 Las Vegas  NEVADA 89109
Street Address                        City              Zip Code
(must be a Nevada Address where process may be served)
Optional Mailing Address City State Zip Code

3. Shares:
(number of sharescorporation authorized to issue
Number of shares with par value: 200,000,000 Par value: $.001
Number of shares without par value: -0-

4. Names & Addresses of Board of Directors/Trustees:
1.  Richard C. Kim
    Name
1021 E. Silverwood Drive Phoenix AZ    85048
Street Address           City    State Zip Code
2.  Michael S. Williams
    Name
13851 S. 37th Street Phoenix AZ    85048
Street Address       City    State Zip Code

3.  Lanny R. Lang
    Name
3536 E. Saltsage Drive Phoenix AZ    85048
Street Address         City    State Zip Code

5. Purpose: (optional-see instructions)
The purpose of this Corporation shall be: See attached.

6. Names, Address and Signature of Incorporator.
Lanny R. Lang         /s/ Lanny R. Lang
Name                  Signature
14647 S. 50th Street, Suite 130 Phoenix AZ    85044
Address                         City    State Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named corporation.
/s/ Von S. Heinz, on behalf of L and R Service Co             9/8/2005
 Authorized Signature of R. A. or On Behalf of R. A. Company  Date

This form must be accompanied by appropriate fees. See attached fee schedule. Nevada Secretary of State Form 78 ARTICLES.2003
Revised on: 09/29/03

ARTICLES OF INCORPORATION
OF
DYNAMIC BIOMETRIC SYSTEMS, INC.

ADDITIONAL INFORMATION

     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes.

     The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred ninety million (190,000,000) shares of common stock with a par value of one-tenth of one cent ($.001) per share and ten million (10,000,000) shares of preferred stock with a par value of one-tenth of one cent ($.001) per share, undesignated as to class, powers, designations, preferences, limitations, restrictions or relative rights. The board of directors of the Corporation is authorized to fix and determine any class or series of preferred stock and the number of shares of each class or series and to prescribe the powers, designations, preferences, limitations, restrictions and relative rights of any class or series established, all by resolution of the board of directors and in accordance with Section 78.1955 of the Nevada Revised Statutes, as the same may be amended and supplemented.

     The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the bylaws of this Corporation.

     The personal liability of the directors and officers of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Nevada Revised Statues and particularly Section 78.037.1 thereof, as the same may be amended and supplemented.

     The Corporation shall, to the fullest extent permitted by the provisions of
     Section 78.751 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified persons may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding such office, and shall continue as to persons who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation shall pay or otherwise advance all expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the indemnified officer or director undertakes to repay the amounts so advanced if a court of competent jurisdiction ultimately determines that such officer or director is not entitled to be indemnified by the Corporation. Nothing herein shall be construed to affect any rights to advancement of expenses to which personnel other than officers or directors of the Corporation may be entitled under any contract or otherwise by law.

     From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the shareholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.


Resident Agent: